EXHIBIT 1



                      NAME, PRINCIPAL BUSINESS, AND ADDRESS
                     OF THE DIRECTORS AND EXECUTIVE OFFICERS
                         OF SECURITY CAPITAL U.S. REALTY
                     AND OF SECURITY CAPITAL HOLDINGS S.A.


                   The identity and background of the executive officers and directors of Security Capital U.S. Realty and Security Capital Holdings S.A. are as follows:

         SECURITY CAPITAL U.S. REALTY:

                   1    W. Joseph Houlihan is a Director of Security
         Capital U.S. Realty. Mr. Houlihan's present principal occupa-tion is as Executive Vice President and Director of the Insti-tutional Management Group of GIM Algemeen Vermogensbeheer which provides investment management and advisory services. GIM Al-gemeen Vermogensbeheer's business address is Fellenoord 35, Postbus 365, 5600 AJ Eindhoven, The Netherlands.

                   2    James T. Mauck is a Director of Security Capital
         U.S. Realty. Mr. Mauck's present principal occupation is as Managing Director for Continental Europe of R.R. Donnelley & Sons Company which provides printing and related services.
         R.R. Donnelley & Sons Company's European business address is Overschiestraat 59a, 1062XD Amsterdam, The Netherlands.

                   3    William D. Sanders is a Director of Security
         Capital U.S. Realty. Mr. Sanders' present principal occupation is as Chairman of the Board of Directors and Chief Executive Officer of Security Capital Group Incorporated which controls and operates a group of highly focused, fully integrated real estate operating companies. Security Capital Group Incorpo-rated's business address is 125 Lincoln Avenue, Santa Fe, New Mexico 87501.

                   4    Paul E. Szurek is a Managing Director of Secu-
         rity Capital U.S. Realty. Mr. Szurek's present principal oc-cupation is as Managing Director of Security Capital U.S. Re-alty and as Managing Director of Security Capital (EU) Manage-ment S.A. Security Capital U.S. Realty's and Security Capital
         (EU) Management S.A.'s business address is 69, route d'Esch, L-1470 Luxembourg.



                   5    Albert D. Adriani is a Vice President of Secu-
         rity Capital U.S. Realty. Mr. Adriani's present principal oc-cupation is as Vice President of Security Capital U.S. Realty and as Vice President of Security Capital (EU) Management S.A. Security Capital U.S. Realty's and Security Capital (EU) Man-agement S.A.'s business address is 69, route d'Esch, L-1470 Luxembourg.


         SECURITY CAPITAL HOLDINGS S.A.:

                   1. W. Joseph Houlihan is a Director of Security Capital Holdings S.A. Mr. Houlihan's present principal occupa-tion is as Executive Vice President and Director of the Insti-tutional Management Group of GIM Algemeen Vermogensbeheer which provides investment management and advisory services. GIM Al-gemeen Vermogensbeheer's business address is Fellenoord 35, Postbus 365, 5600 AJ Eindhoven, The Netherlands.

                   2. James T. Mauck is a Director of Security Capital Holdings S.A. Mr. Mauck's present principal occupation is as Managing Director for Continental Europe of R.R. Donnelley & Sons Company which provides printing and related services.
         R.R. Donnelley & Sons Company's European business address is Overschiestraat 59a, 1062XD Amsterdam, The Netherlands.

                   3. Paul E. Szurek is a Managing Director of Secu-rity Capital Holdings S.A. Mr. Szurek's present principal oc-cupation is as Managing Director of Security Capital U.S. Re-alty and as Managing Director of Security Capital (EU) Manage-ment S.A. Security Capital U.S. Realty's and Security Capital
         (EU) Management S.A.'s business address is 69, route d'Esch, L-1470 Luxembourg.

                   4. Albert D. Adriani is a Vice President of Secu-rity Capital U.S. Realty. Mr. Adriani's present principal oc-cupation is as Vice President of Security Capital U.S. Realty and as Vice President of Security Capital (EU) Management S.A. Security Capital U.S. Realty's and Security Capital (EU) Man-agement S.A.'s business address is 69, route d'Esch, L-1470 Luxembourg.